UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

The Management Network Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27617 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2008, The Management Network Group, Inc. (the "Company") entered into a settlement (the "Settlement") with UBS AG ("UBS") to provide liquidity for the Company's $7.55 million auction rate securities portfolio held with a UBS affiliate. Pursuant to the terms of the Settlement, UBS will issue to the Company Auction Rate Securities Rights (the "Rights"), allowing the Company to sell to UBS its auction rate securities held in accounts with UBS and UBS affiliates at par value at any time during the period beginning June 30, 2010 and ending July 2, 2012. As consideration for the issuance of the Rights, the Company (1) released UBS from all claims for damages (other than consequential damages) directly or indirectly relating to UBS’s marketing and sale of auction rate securities, and (2) granted UBS the discretionary right to sell or otherwise dispose of the Company's auction rate securities, provided that the Company is paid the par value of the auction rate securities upon any disposition.

Additionally, pursuant to the Settlement, the Company entered into a line of credit from UBS or its affiliates for up to 75% of the market value of its auction rate securities. The terms of the line of credit are discussed more fully below in Item 2.03.

The foregoing summary of the Settlement is qualified in its entirety by the copy of the Settlement attached hereto as Exhibit 99.1 and incorporated herein by reference. Additionally, a copy of the prospectus relating to the Rights offering and Settlement was included in the Registration Statement on Form F-3 (File No. 333-153882) of UBS filed with the Securities and Exchange Commission on October 7, 2008.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2008, pursuant to the Settlement, the Company entered into a Credit Line Account Application and Agreement (the "Credit Line Agreement") with UBS Bank USA ("UBS Bank") which provides the Company with an uncommitted, demand revolving line of credit (the "No Net Cost Loan") of up to 75% of the market value, as determined by UBS Bank in its sole discretion, of the Company's auction rate securities that the Company has pledged as collateral. UBS Bank may, upon the request of the Company, make one or more advances to the Company. The interest that the Company pays on the No Net Cost Loan will not exceed the interest that the Company receives on the auction rate securities pledged to UBS Bank as security for the No Net Cost Loan and which are held in the collateral account. UBS Bank may demand full or partial payment of the No Net Cost Loan, at its sole option and without cause, at any time. All No Net Cost Loan advances are subject to collateral maintenance requirements. UBS Bank may, at any time, in its discretion, terminate and cancel the No Net Cost Loan. If at any time UBS Bank exercises its right of demand under certain sections of the Credit Line Agreement, then UBS Financial Services, Inc. shall provide, as soon as reasonably possible, alternative financing on substantially the same terms and conditions as those under the Credit Line Agreement and UBS Bank agrees that the Credit Line Agreement shall remain in full force and effect until such time as such alternative financing has been established. If alternative financing cannot be established, then a UBS-related entity will purchase the pledged auction rate securities at par value. If the Company elects to sell any auction rate securities that are pledged as collateral under the Credit Line Agreement to a purchaser other than UBS Bank, UBS Bank intends to exercise its right to demand repayment of the No Net Cost Loan relating to the auction rate securities sold by the Company. The foregoing summary of the Credit Line Agreement is qualified in its entirety by the copies of the Credit Line Agreement, the Addendum to the Credit Line Agreement, and the Important Notice on Interest Rates and Payments attached hereto respectively as Exhibits 99.2, 99.3 and 99.4, each of which is incorporated herein by reference.

On November 18, 2008, the Company borrowed $1,500,000 under the Credit Line Agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Offering Letter Relating to the Auction Rate Securities Settlement with The Management Network Group, Inc. dated as of October 8, 2008, issued by UBS Financial Services Inc.; Acceptance Form.
99.2	Credit Line Account Application and Agreement for Organizations and Businesses dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.
99.3	Addendum to Credit Line Account Application and Agreement dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.
99.4	Important Notice on Interest Rates and Payments dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb
Vice President and Chief Financial Officer

Date: November 19, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offering Letter Relating to the Auction Rate Securities Settlement with The Management Network Group, Inc. dated as of October 8, 2008, issued by UBS Financial Services Inc.; Acceptance Form
99.2	Credit Line Account Application and Agreement for Organizations and Businesses dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.
99.3	Addendum to Credit Line Account Application and Agreement dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.
99.4	Important Notice on Interest Rates and Payments dated as of November 13, 2008, between The Management Network Group, Inc. and UBS Bank USA.